UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

SCHEDULE 14C

INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)  of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

WebSafety, Inc.

(Name of Registrant As Specified in Charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

333-140378	1 Hampshire Court Newport Beach, CA 92660	20-5150818
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No)

Payment of Filing Fee (Check the appropriate box):

[ x ]	No Fee Required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

WEBSAFETY, INC.

1 HAMPSHIRE COURT

NEWPORT BEACH, CA 92660

Notice of Action by Written Consent

of a

Majority of the Outstanding Voting Shares

taken as of October 17, 2013

TO THE STOCKHOLDERS OF WEBSAFETY, INC.

WebSafety, Inc. (“we” “us” “our” or “Company”) hereby gives notice to its stockholders that the holders of a majority of the Company’s outstanding shares of common stock (“Common Stock”), have taken action by written consent to:

1.  Approve the amendment to the Company’s Articles of Incorporation to increase the common shares to 1,500,000,000 and increase the preferred shares to 50,000,000.

The stockholders have approved the corporate actions in lieu of a special meeting pursuant to Section 78.320 of the Nevada Revised Statues “NRS”, which permits any action that may be taken at a meeting of the stockholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting.  All necessary corporate approvals in connection with the matters referred to in this information statement have been obtained.  This information statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (“Exchange Act”), and the rules thereunder, solely for the purpose of informing stockholders of these corporate actions before they take effect.  In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent will take effect 21 calendar days following the mailing of this information statement.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.

This action has been approved by our Board of Directors and the holders of more than a majority of the Company’s common shares outstanding.  Only stockholders of record at the close of business on October 18, 2013 are being given Notice of the Action by Written Consent.  The Company is not soliciting proxies.

By Order of the Board of Directors of

WEBSAFETY, INC.

/s/ Rowland W. Day

Chief Executive Officer

Newport Beach, CA

October 17, 2013

WE ARE NOT ASKING YOU FOR A PROXY

AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

WEBSAFETY, INC.

1 HAMPSHIRE COURT

NEWPORT BEACH, CA 92660

INFORMATION STATEMENT

1.

GENERAL INFORMATION

ACTION BY THE HOLDERS OF A MAJORITY OF SHARES

We are furnishing this Information Statement to all holders of our Common Stock, to provide you with information regarding, and a description of an action which was taken by written consent in lieu of a special meeting of stockholders by the holder of a majority of our voting stock on October 17, 2013, subject to the expiration of 20 days following the mailing of this Information Statement to our stockholders as required under Rule 14c-2 under the Exchange Act.  Effective October 17, 2013, the holder of 4,854,454,545 voting shares, or approximately in excess of 88% of the Company’s then outstanding voting securities, executed a written consent in accordance with Section 78.320 of the NRS, approving the amendment to the Articles of Incorporation to increase the common shares to 1,500,000,000 and increase the preferred shares to 50,000,000.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This not a notice of a special meeting of stockholders and no stockholders meeting will be held to consider any matter described in this Information Statement.

A Stockholder owning of record more than 88% of our outstanding voting securities has irrevocably consented to the amendment of Articles of Incorporation to increase the authorized common and preferred shares.  The vote or consent of no other holders of our capital stock is required to approve this action.  Accordingly, no additional votes will be needed to approve this action.

This Information Statement is being mailed on or about November 4, 2013 to stockholders of record on October 18, 2013 (the “Record Date”).  This Information Statement is being delivered only to inform you of the corporate action described herein in accordance with Rule 14c-2 under the Exchange Act.

DISSENTER’S RIGHT OF APPRAISAL

Under Nevada law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the adoption of stock option plan, or the proposed name change, and is not entitled to appraisal of or payment for their shares of our stock.

CORPORATE ACTION

AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED COMMON SHARES TO 1,500,000,000 AND

INCREASE THE AUTHORIZE PREFERRED SHARES TO 50,000,000

ITEM 1

On October 17, 2013, the action to amend the Company’s Articles of Incorporation to increase the authorized common shares to 1,500,000,000 and to increase the authorized preferred shares to 50,000,000 was approved by written consent of the holder representing approximately 88% of the outstanding voting securities of the Company.

On October 17, 2013, the Board of Directors of the Company approved the Amendment.  The Amendment to be filed with the Nevada Secretary of State is attached to this Information Statement as Exhibit A.

PURPOSE OF THE INCREASE OF AUTHORIZED COMMON SHARES

The Board of Directors approved the Amendment to further the Company’s best interest to have additional authorized but unissued shares of common shares available in order to provide (a) flexibility for future corporate action; (b) raise additional capital by issuing additional shares of Common Stock or granting warrants for the future purchase of Common Stock; (c) the need to grant additional options to purchase Common Stock to attract qualified employees and consultants; and (d) the need to issue additional shares of common stock or securities convertible into Common Stock in connection with strategic corporate transactions, acquisitions, and other business arrangements and corporate purposes, is desirable to avoid repeated separate amendments to our Articles of Incorporation and the delay and expense incurred in amending the Articles of Incorporation.  The Company intends to assess its need to issue securities for the corporate purposes described above and we believe that we need to be in a position to take advantage of opportunities when they arise or when we have a need.  The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

Currently, there is no plan to issue any securities for the corporate purposes described above.  In the event any securities are issued in the future, shareholders may suffer dilution to their ownership of the Company at the time of the issuance of the securities. No additional corporate action is needed to issue any additional securities.  The Company may even issue securities as a defensive mechanism in order to attempt to stop a hostile take over by another company; there is no plan to do this at this time.

PURPOSE OF THE INCREASE OF AUTHORIZED PREFERRED SHARES

The Board of Directors approved the Amendment to further the Company’s best interest to have additional authorized but unissued preferred shares available in order to provide (a) flexibility for future corporate action; (b) to further the Company’s best interest to have preferred shares in order to raise additional capital and to be used for corporate opportunities; and (c) the need to issue shares of preferred stock or securities convertible into Common Stock in connection with strategic corporate transactions, acquisitions, and other business arrangements and corporate purposes, is desirable to avoid repeated separate amendments to our Articles of Incorporation and the delay and expense incurred in amending the Articles of Incorporation.  The Company intends to assess its need to issue preferred shares for the corporate purposes described above and we believe that we need to be in a position to take advantage of opportunities when they arise or when we have a need.  The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

Currently, there is no plan to issue any preferred shares for the corporate purposes described above.  In the event any preferred shares are issued in the future, shareholders may suffer dilution to their ownership of the Company at the time of the issuance of the preferred shares. No additional corporate action is needed to issue any preferred shares.  The Company may even issue preferred shares as a defensive mechanism in order to attempt to stop a hostile take over by another company; there is no plan to do this at this time.

EFFECTIVE DATE OF AMENDMENT

The Amendment to our Articles of Incorporation will become effective upon the filing with the Nevada Secretary of State of a Certificate of Amendment to our Articles of Incorporation.  We intend to file the Certificate of Amendment twenty-one days after this Information Statement is first mailed to shareholders.

VOTING SECURITIES

The Company’s authorized capital consisted of 700,000,000 shares of Common Stock, $0.001 par value, and 25,000,000 shares of Preferred Stock, par value $0.001.  There are currently 634,832,495 common shares outstanding, 2,579,168 Series A Preferred shares and 1,000 Series B Preferred shares outstanding.

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of Common Stock.  Subject to preferences applicable to any outstanding preferred stock, if any, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of WebSafety, Inc., the holders of Common Stock are entitled to share ratably all assets remaining after payment of liabilities and the liquidation preference of any preferred stock, if any. Holders of Common Stock have no preemptive or subscription rights, and there are no redemption or conversion rights with respect to such shares.

The holders of Series A Preferred Stock are entitled to 1.25 votes for each share held of record on all matters submitted to a vote of the holders of Common Stock.  Each Series A Preferred Stock is convertible into 1.25 shares of Common Stock.  In the event of a liquidation, dissolution or winding up of WebSafety, Inc. the holders of the Series A Preferred Stock are entitled to be paid out of available funds and assets, in preference to any payment or distribution to the Common Stock, an amount per share equal to $.50.  The Series A Preferred Stock shall be paid in preference before any payment or any distribution of any available funds to the Common Stock.

The holders of Series B Preferred Stock are entitled to 5 times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock into which such holder’s shares of Series B Preferred Stock are convertible.  Each share of Series B Preferred Stock is convertible into 909,090.909 shares of Common Stock.  In the event of a liquidation, dissolution or winding up of WebSafety, Inc. the holders of Series B Preferred Stock are entitled to be paid out of the available funds and assets, in preference to any payment or distribution to the Common Stock, an amount per share equal to $600.  The Series B Preferred Stock shall be paid in preference before any payment or any distribution of any available funds to the Common Stock.

In the event of any liquidation, dissolution or winding up of WebSafety, Inc., the assets of WebSafety, Inc. available for distribution to shareholders will be distributed among the holders of preferred stock, if any, and the holders of any other class of equity securities of WebSafety, Inc., including its common stock, pro rata, on an as-converted-to-common-stock basis.

DIRECTORS AND EXECUTIVE OFFICERS

The following lists the name, age and business experience of the WebSafety, Inc. director and executive officer.

Name	Age	Position
Rowland W. Day II	57	Chief Executive Officer, President, Chief Financial Officer Secretary and Chairman of the Board of Directors
Jaimie D. Day	55	Director
Melinda Day	53	Director

Rowland W. Day, 57 years of age, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director.

Rowland W. Day II, 57 years of age, President, Chief Executive Officer, Chief Financial Officer, Secretary and Director.  Mr. Day is a corporate lawyer and has practiced law since 1983.  Mr. Day is currently a director of Restaurants On the Run.

Jaimie D. Day, 55 years of age, Director.

Mrs. Day has been an interior designer for over 30 years and  is a homemaker.  She is the wife of Rowland W. Day II, the Company’s CEO and Chairman of the Board.

Melinda Day, 53 years of age, Director.

From 2011 to present, Ms. Day has been the Finance Data Manager for the Boy Scouts of America, Orange County Council.  Prior to 2011, for approximately 25 years, Ms. Day had been a volunteer worker for the Boy Scouts of America at the Orange County Council.  Ms. Day is the sister of Rowland W. Day II, the Company’s CEO and Chairman of the Board.

Director Compensation.  Directors are reimbursed for expenses incurred by attending Board of Directors’ meetings.  Melinda Day has received 5,000,000 shares of Common Stock for her services as a director.  Mr. Day and Mrs. Day have not received any compensation for their services on the Board.  The Company has entered into an indemnification agreement with the director.

DISCLOSURES

The Company is not aware of any current substantial interest, direct or indirect, by security holdings or otherwise, of: i) any of the Company’s current or prior officers or directors, ii) any nominee for election as a director of the Company, or iii) any associate of the persons mentioned in subsections i) and ii) above.

The Company’s directors have unanimously voted in favor of this corporate action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the Company’s voting securities beneficially owned on October 17, 2013, for (i) each stockholder known to be the beneficial owner of 5% or more of Company’s outstanding voting stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.  In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

As of October 17, 2013, the Company has 5,182,866,209 shares of voting stock outstanding.

Name of Beneficial Owner	Amount	Percent
Rowland W. Day II, CEO, President, CFO, Secretary, and Chairman of the Board	4,585,454,545	88.5

Jaimie D. Day	-0-	-0-

Melinda Day	5,000,000.1

All Executive Officers and Directors As a Group (1 persons)	4,590,454,545	88.6

COPIES OF INFORMATION STATEMENT

Only one Information Statement is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders.  We hereby undertake promptly to deliver, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered.  In order to request additional copies of this Information Statement or to request delivery of a single copy of this Information Statement if you are receiving multiple copies, please contact us by mail at 1 Hampshire Court, Newport Beach, CA 92660.

ADDITIONAL INFORMATION

We file annual reports on Form 10-K, quarterly reports of Form 10-Q, current reports on Form 8-K or Form 8-K/A, proxy statements and other information with the SEC under the Exchange Act.  You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at (800) 732-0330 for further information on the operation of the SEC’s Public Reference Room.  The SEC also maintains an internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.  The address of the SEC’s web site is www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

Quarterly Report on Form 10Q/A dated August 22, 2013

Quarterly Report on Form 10Q dated August 19, 2013

Current Report on Form 8K dated July 3, 2013

Quarterly Report on Form 10Q dated May 15, 2013

Annual Report on Form 10K dated April 12, 2013

Current Report on Form 8K dated April 10, 2013

Quarterly Report on Form 10Q dated November 19, 2012

Annual Report on Form 10K/A dated August 28, 2012

Quarterly Report on Form 10Q/A dated August 27, 2012

Quarterly Report on Form 10Q/A dated August 21, 2012

Quarterly Report on Form 10Q dated August 14, 2012

Quarterly Report on Form 10Q dated May 21, 2012

Annual Report on Form 10-K dated April 16, 2012

Current Report on Form 8K dated March 9, 2012

By Order of the Board of Directors,

/s/ Rowland W. Day II

Rowland W. Day II

Chief Executive Officer and Director

Dated:  October 18, 2013

EXHIBIT A

Amended Articles of Incorporation

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment (Pursuant to NRS Chapter 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78 .385 and 78 .390 - After Issuance of Stock)
1. Name of corporation:
Websafety, Inc.
2. The articles have been amended as follows : (provide article numbers, if available )

Article 4. Authorized Shares
The aggregate number of shares which the Corporation shall have the authority to issue shall consist of 1,500,000 shares of Common Stock having a $0.001 par value and 50,000,000 shares of Preferred Stock having $0.001 par value. The Common and/or Preferred Stock of the Corporation may be issued from time to time without prior approval of the shareholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 88.5%.

4. Effective date and time of filing : (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)
5. Signature: (required)
X
Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.